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                                               CHANCELLOR LGT ASSET MANAGEMENT
                                        A Member of Liechtenstein Global Trust


            G.T. GLOBAL DEVELOPING MARKETS FUND, INC.
                 50 California Street, 27th Floor
                     San Francisco, CA 94111

             NOTICE: ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON OCTOBER 20, 1997


Dear Shareholder:

We have not yet received your vote for the upcoming Annual Meeting of Shareholders scheduled to be held on October 20, 1997. It is critical that you vote your proxy. All votes are vital no matter how many shares you hold and YOUR SHARES CANNOT BE REPRESENTED UNLESS WE RECEIVE VOTING INSTRUCTIONS FROM YOU! In order for your shares to be represented at the meeting, we must receive your vote on or before MONDAY, OCTOBER 20, 1997.

The main objective of the Annual Meeting is to consider a proposal by the Board of Directors to convert the Fund from a closed-end investment company to an open-end investment company.
Please see the Proxy Statement previously sent to you for a complete discussion of the proposal.

THE BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE PROPOSED
REORGANIZATION AND HAS CONCLUDED THAT IT IS IN THE BEST INTERESTS
OF THE FUND AND ITS SHAREHOLDERS.  THEREFORE, THE BOARD OF
DIRECTORS IS RECOMMENDING THAT SHAREHOLDERS VOTE FOR THE APPROVAL
OF THE OPEN-ENDING PROPOSAL.

There are two easy methods by which you can vote at the Annual
Meeting of Shareholders to be held on October 20, 1997.

-    BY PHONE:      Simply dial 1-800-733-8481, Ext. "493"
                    between the hours of 9:00 a.m. and 11:00 p.m.
                    and Saturday between the hours of 12:00 p.m.
                    to 6:00 p.m., Eastern Time.

-    BY MAIL:       Return your executed proxy in the enclosed
                    postage paid envelope.


We urge you to act promptly so that we can obtain a sufficient number of votes to hold the meeting as scheduled and avoid any possible meeting adjournments.

Your prompt attention benefits all shareholders.

Thank you.